EXHIBIT 10.1

EXECUTION VERSION

TRANSACTION AGREEMENT

Dated as of July 29, 2022

by and between

BERKSHIRE GREY, INC.

and

FCJI, INC.

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Table of Contents

Page

Article I WARRANT ISSUANCE; CLOSING
1.1	Warrant Issuance	1
1.2	Closing	1
1.3	Interpretation	1
Article II REPRESENTATIONS AND WARRANTIES
2.1	Disclosure	2
2.2	Representations and Warranties of the Company	4
2.3	Representations and Warranties of Investor	9
2.4	Survival	11
Article III COVENANTS
3.1	Efforts	11
3.2	Public Announcements	14
3.3	Expenses	16
3.4	Tax Treatment	16
Article IV ADDITIONAL AGREEMENTS
4.1	Acquisition for Investment	16
4.2	Legend	17
4.3	Transfer Restrictions	18

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Article V GOVERNANCE
5.1	Information Rights	19
5.2	Tax Reporting Requirements	22
5.3	Standstill Provisions.	22
5.4	Voting Obligation.	25
5.5	Survival	26
Article VI
REGISTRATION
6.1	Demand Registrations	26
6.2	Shelf Registration Statement	29
6.3	Withdrawal Rights	31
6.4	Holdback Agreements	32
6.5	Registration Procedures	32
6.6	Registration Expenses	38
6.7	Miscellaneous	38
6.8	Registration Indemnification	39
6.9	Free Writing Prospectuses	41
6.10	Termination	41
Article VII DEFINITIONS
7.1	Defined Terms	42
Article VIII MISCELLANEOUS

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8.1	Termination of This Agreement; Other Triggers	48
8.2	Amendment	49
8.3	Waiver of Conditions	49
8.4	Counterparts	49
8.5	Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL	49
8.6	Notices	50
8.7	Entire Agreement, Etc.	51
8.8	Assignment	51
8.9	Severability	51
8.10	No Third Party Beneficiaries	51
8.11	Specific Performance	51

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LIST OF SCHEDULES

SCHEDULE 5.1(a): List of Information

LIST OF ANNEXES

ANNEX A: Form of Warrant

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This TRANSACTION AGREEMENT, dated as of July 29, 2022 (this “Agreement”), is by and between Berkshire Grey, Inc., a Delaware corporation (the “Company”), and FCJI, Inc., an Ohio corporation (“Investor”).

RECITALS:

WHEREAS, the Company and FedEx Corporation, an Affiliate of Investor, are parties to that certain Master Professional Services Agreement, dated July 29, 2022, as it may be amended from time to time, including all annexes, schedules, exhibits, work orders and purchase orders thereto (collectively, the “Master Professional Services Agreement”);

WHEREAS, the Company and an Affiliate of Investor intend to enter into a Master System Purchase Agreement, as it may be amended from time to time, including all annexes, schedules, exhibits, work orders and purchase orders thereto (collectively, the “Master Purchase Agreement”);

WHEREAS, in connection with the transactions contemplated hereby, and subject to the terms and conditions hereof, the Company desires to issue to Investor and Investor desires to acquire from the Company, at the Closing, a warrant to purchase a specified number of shares of the Company’s Class A common stock, $ 0.0001 par value per share (the “Common Stock”); and

WHEREAS, each of the parties wishes to set forth in this Agreement certain terms and conditions regarding, among other things, Investor’s ownership of the Warrant and Warrant Shares (each as defined below), as applicable.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, the parties agree as set forth herein.

Article I

WARRANT ISSUANCE; CLOSING

1.1 Warrant Issuance. On the terms and subject to the conditions set forth in this Agreement, the Company shall issue to Investor, and Investor shall acquire from the Company, at the Closing, a warrant to purchase up to an aggregate of 25,250,616 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”), subject to adjustment in accordance with its terms, in the form attached hereto as Annex A (the “Warrant”). The issuance of the Warrant by the Company and the acquisition of the Warrant by Investor are referred to herein as the “Warrant Issuance”.

1.2 Closing. The closing of the Warrant Issuance (the “Closing”) shall take place by the exchange and delivery of signatures and relevant documents by email and .pdf transmission immediately following the execution and delivery of this Agreement. At the Closing, the Company shall (i) deliver to FedEx the Warrant, as evidenced by a duly and validly executed warrant certificate dated as of the date hereof and bearing appropriate legends as hereinafter provided for and (ii) provide an opinion of counsel, subject to any assumptions deemed

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necessary by such counsel, that the issuance of the Warrant Shares to Investor pursuant to this Agreement and the Warrant does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), and that the Warrant Shares will be validly issued, fully paid and non-assessable.

1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes,” “Schedules” or “Exhibits” such reference shall be to a Recital, Article or Section of, or Annex, Schedule or Exhibit to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. References to parties refer to the parties to this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Any reference to a wholly owned subsidiary of a person shall mean such subsidiary is directly or indirectly wholly owned by such person. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. The term “Business Day” means any day, other than a Saturday, a Sunday or any other day on which commercial banks in the State of New York are authorized or required by Applicable Law to be closed. With respect to the Warrant and Warrant Shares, such term shall include any shares of Common Stock or other securities of the Company received by Investor as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction.

Article II

REPRESENTATIONS AND WARRANTIES

2.1 Disclosure.

(a) “Material Adverse Effect” means any change, effect, event, development, circumstance or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is or would reasonably be, expected to be materially adverse to (i) the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any Effect, alone or in

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combination, be deemed to constitute, or be taken into account in determining whether there has been, is or would be, a Material Adverse Effect to the extent resulting from: (A) any change in general economic, market or political conditions; (B) any change in generally accepted accounting principles in the United States (“GAAP”) or other accounting standards or interpretations thereof, or any change in Applicable Law to the extent such change is generally applicable and not specifically directed at the Company or its subsidiaries; (C) any actual or threatened act of war (whether or not declared), armed hostilities, sabotage or terrorism, or any actual or threatened material escalation or worsening of any such events, or any national disaster or any national or international calamity; (D) any failure, in and of itself, to meet internal or published projections, forecasts, targets or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); (E) any change in the price or trading volume of the Common Stock (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); (F) the announcement, pendency, disclosure or completion of the transactions contemplated by this Agreement; (G) any changes in financial, banking or securities markets in general, including any disruption thereof or any change in prevailing interest rates; or (H) any epidemics, pandemics, disease outbreaks, or other public health emergencies; provided, further, however, that any Effect referred to in clauses (A) through (C), (G) and (H) may be taken into account in determining whether or not there has been, is, or would be, a Material Adverse Effect to the extent such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industry in which the Company and its subsidiaries operate.

(b) “Previously Disclosed” means information set forth, or incorporated or deemed incorporated in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and/or (ii) the Company’s other reports, statements and forms (including exhibits and other information incorporated therein) filed with or furnished to the Securities and Exchange Commission (the “Commission”) under Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case after December 31, 2021 ((i) and (ii) collectively, the “SEC Reports”), to the extent such SEC Reports are filed or furnished at least two (2) Business Days prior to the execution and delivery of this Agreement or Investor agrees in writing that information included in an SEC Report filed or furnished within two (2) Business Days prior to the execution and delivery of this Agreement may be considered Previously Disclosed.

Each party acknowledges that it is not relying upon any representation or warranty of the other party, express or implied, not set forth in the Transaction Documents. Investor acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management and to review such information maintained by the Company and its subsidiaries, in each case as it considers sufficient for the purpose of consummating the transactions contemplated by the Transaction Documents. Investor further

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acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of the transactions contemplated by the other Transaction Documents. For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement, the Warrant, and any other agreement entered into by and among the parties and/or their Affiliates in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

2.2 Representations and Warranties of the Company. Except as Previously Disclosed or as set forth in the Disclosure Schedules, the Company represents and warrants as of the date of this Agreement and, in the case of the representation in the last sentence of Section 2.2(c), as of the date of each issuance of Warrant Shares, to Investor that:

(a) Organization and Authority. The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as would not constitute a Material Adverse Effect, is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the ownership or leasing of property or the conduct of its business requires such qualification. The Company has made available to Investor complete and correct copies of the Company’s certificate of incorporation and bylaws, as of the date of this Agreement, and each as so delivered is in full force and effect.

(b) Capitalization. The authorized capital stock of the Company consists of 385,000,000 shares of Class A Common Stock, par value $0.0001, of which, as of July 14, 2022, 228,049,092 shares were issued and outstanding, and 15,000,000 shares of Class C Common Stock, par value $0.0001 per share, of which, as of July 14, 2022, 5,750,000 shares were issued and outstanding. No shares of preferred stock are either designated or issued and outstanding as of the date hereof. As of the date hereof, the Company had 65,770,550 shares of Class A Common Stock reserved for issuance, including (i) 25,642,481 shares of Common Stock issuable upon the exercise of outstanding stock options, (ii) 6,370,822 shares of Common Stock issuable upon the vesting of restricted stock units, (iii) 5,750,000 shares of Common Stock issuable upon conversion of the outstanding shares of Class C common stock, (iv) 14,750,000 shares of Common Stock issuable upon the exercise of outstanding redeemable warrants. The outstanding shares of Common Stock have been, and the shares of Common Stock issuable upon the conversion of the outstanding shares of Class C common stock and the exercise of the warrants will be, duly authorized and are validly issued, fully paid and nonassessable, and subject to no preemptive rights (and were not, and the shares of Common Stock issuable upon the conversion of the outstanding Class C common stock and the exercise of the warrants will not be, issued in violation of any preemptive rights, the Company’s certificate of incorporation, or any Applicable Law). Except as set forth above, there are no (A) shares of capital stock or other equity interests or voting securities of the Company authorized, reserved for issuance, issued or outstanding, (B) options, warrants, calls, preemptive rights, subscription or other rights, instruments, agreements, arrangements or commitments of any character, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest or voting security in the Company or any securities or

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instruments convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, instrument, agreement, arrangement or commitment, (C) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity interest or voting securities of the Company, or (D) issued or outstanding performance awards, units, rights to receive any capital stock or other equity interest or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or equity interest or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company. No subsidiary of the Company owns any shares of capital stock or other equity interest or voting securities of the Company. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other equity interest or voting securities of the Company. All options granted and shares reserved or issued under the Company’s 2021 Stock Option and Incentive Plan and Berkshire Grey, Inc. 2013 Stock Option and Stock Purchase Plan have been granted, reserved and issued in all material respects in full compliance with their respective Company stock plan and Applicable Law, and the Company’s 2021 Stock Option and Incentive Plan and Berkshire Grey, Inc. 2013 Stock Option and Stock Purchase Plan are the only “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder, pursuant to which any options or shares may be reserved or issued. The issuance of the Warrant and the Warrant Shares will not result in any adjustment to the conversion price or exercise price of any securities of the Company that are convertible into, or exercisable or exchangeable for, shares of Common Stock.

(c) The Warrant and Warrant Shares. The Warrant has been duly authorized by the Company and constitutes a valid, legal and binding obligation of the Company in accordance with its terms, except as the same may be limited by the Bankruptcy Exceptions. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant and, when so issued, paid for and delivered upon due exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of any liens or encumbrances, other than liens or encumbrances created by the Transaction Documents, arising as a matter of Applicable Law or created by or at the direction of Investor or any of its Affiliates.

(d) Authorization, Enforceability.

(i) The Company has the power and authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of the Company,

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enforceable against the Company and such subsidiary, respectively, in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (x) its certificate of incorporation, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject; and (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect.

(iii) Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Exchange Act, (3) the Securities Act, and (4) The Nasdaq Capital Market, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any federal, national, state, local, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, judicial or administrative body, official, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, or arbitrator or SRO (each, a “Governmental Entity”) is required to be made or obtained by the Company or any of its subsidiaries in connection with the consummation by the Company or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not constitute a Material Adverse Effect. For purposes of this Agreement, “Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state, local, domestic, foreign or supranational laws that are designed to

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prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of foreign investment.

(e) Company Financial Statements; Internal Controls.

(i) Each of the consolidated financial statements included in the SEC Reports (A) complied as to form, as of their respective dates of filing with the Commission, in all material respects with the applicable accounting requirements and with the rules and regulations of the Commission, (B) were prepared in accordance with GAAP, in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure), and (C) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its subsidiaries as of the date and for the periods referred to in such financial statements except to the extent such financial statements have been modified or superseded by later SEC Reports, and except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act and pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year end audit adjustments which would not be material in amount or effect.

(ii) Neither the Company nor any of the Company’s subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar agreement or arrangement, where the result, purpose or effect of such agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the SEC Reports (including the financial statements contained therein).

(iii) The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules, regulations and forms, and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and the Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation of internal control over financial reporting, to the Company’s outside auditors and the Audit Committee of the Board (x) all known significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any known fraud, whether or not material, that involves management or other employees who have a significant

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role in the Company’s internal control over financial reporting, all of which information described in clauses (x) and (y) above has been disclosed by the Company to Investor prior to the date hereof. Any material change in internal control over financial reporting required to be disclosed in any SEC Report has been so disclosed.

(iv) Since December 31, 2021, neither the Company nor any of its subsidiaries has received any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its subsidiaries or their respective internal accounting controls.

(v) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), with respect to the SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(f) No Material Adverse Effect. Since December 31, 2021, no Material Adverse Effect has occurred.

(g) Reports.

(i) Since December 31, 2020, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act.

(ii) The SEC Reports, when they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act and SOX as applicable, and none of such documents, when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Reports filed or furnished and publicly available prior to the date of this Agreement.

(h) Litigation and Liabilities. Since December 31, 2020, there have been, and there are, no (a) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that (i) relate to the Warrant or Warrant Shares, (ii) challenge the validity or enforceability of the Company’s obligations under this Agreement or the Transaction Documents to which the Company is or will be a party or (iii) would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or (b) obligations or liabilities incurred by the Company or any of its subsidiaries, except for those that

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have not had, or would not, individually or in the aggregate, reasonably be likely to have, a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any material judgment, order, writ, injunction, decree or award of any Governmental Entity.

(i) Anti-Takeover Provisions. The actions taken by the Board to approve this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby, assuming the accuracy of the representations and warranties of Investor set forth in Section 2.3(c), constitute all corporate action necessary to render inapplicable to this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby, the Anti-Takeover Provisions. The Company is not a party to any shareholder rights plan or “poison pill” agreement.

(j) Related Party Transactions. Except as Previously Disclosed or as set forth in the Disclosure Schedules, there are no transactions or contracts between the Company and any Affiliates of the Company or other Persons, including any stockholder, officer or director of the Company or immediate family member thereof, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the Commission.

(k) Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Company.

2.3 Representations and Warranties of Investor. Investor hereby represents and warrants as of the date of this Agreement to the Company that:

(a) Organization. Investor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with the corporate power and authority to own its properties and conduct its business in all material respects as currently conducted.

(b) Authorization, Enforceability.

(i) Investor and each of its Affiliates that is a party to any other Transaction Document have the corporate or analogous power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Investor, and by each of its Affiliates that is a party to any other Transaction Document, as applicable, of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or analogous action on its, or such Affiliates’ part, as applicable, and no further approval or authorization is required on its, or such Affiliates’ part, as applicable. This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties

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hereto and thereto, are valid and binding obligations of Investor, and such Affiliate, as applicable, enforceable against it, and such Affiliate, as applicable, in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions. Notwithstanding anything to the contrary contained herein, the exercise of the Warrant may require further board of director (or analogous) approvals or authorizations on the part of Investor or such Affiliate, as applicable (the “Exercise Approval”).

(ii) The execution, delivery and performance by Investor, or any such Affiliate, as applicable, of this Agreement and the other Transaction Documents to which it, or any such Affiliate is a party and the consummation of the transactions contemplated hereby and thereby and compliance by it, and such Affiliate, as applicable, with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (x) subject to Exercise Approval, its, or such Affiliates’, as applicable, organizational documents or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which it, or such Affiliate, as applicable, is a party or by which it, or such Affiliate, as applicable, may be bound, or to which it, or such Affiliate, as applicable, or any of its, or such Affiliates’, as applicable, properties or assets is subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to it, or such Affiliate, as applicable, or any of its, or such Affiliates’, as applicable, properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have, a material adverse effect on the ability of Investor to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

(iii) Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Exchange Act and (3) the Securities Act, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by it or any of its Affiliates in connection with the consummation by Investor or any of its Affiliates of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Investor to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

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(c) Ownership. Other than pursuant to this Agreement and the other Transaction Documents, none of Investor or any of its Affiliates is the Beneficial Owner of (i) any shares of Common Stock or (ii) any securities or other instruments representing the right to acquire shares of Common Stock.

(d) Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Investor.

2.4 Survival. The representations and warranties in this Agreement shall survive for six (6) months following the Closing; provided that the representation in the last sentence of Section 2.2(c) shall survive until the six month anniversary of the date that the Warrant is exercised in full.

Article III

COVENANTS

3.1 Efforts.

(a) Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or desirable under Applicable Law to carry out the provisions hereof and thereof and give effect to the transactions contemplated hereby and thereby. In furtherance and not in limitation of the foregoing, each of the parties shall (i) subject to the provisions of this Section 3.1, including Section 3.1(d), use its commercially reasonable efforts to obtain as promptly as reasonably practicable and advisable (as determined in good faith by Investor after consultation with the Company in accordance with the first sentence of Section 3.1(d)) all exemptions, authorizations, consents or approvals from, and to make all filings with and to give all notices to, all third parties, including any Governmental Entities, required in connection with the transactions contemplated by this Agreement and the other Transaction Documents, which, for the avoidance of doubt, shall include providing, as promptly as reasonably practicable and advisable, such information to any Governmental Entity as such Governmental Entity may request in connection therewith, and (ii) cooperate fully with the other party in promptly seeking to obtain all such exemptions, authorizations, consents or approvals and to make all such filings and give such notices.

(b) Without limiting the generality of the foregoing, and only to the extent required by Applicable Law (including, for the avoidance of doubt, any Antitrust Law), (i) as promptly as reasonably practicable after written notice from Investor, the parties shall file any Notification and Report Forms required under the HSR Act with the Federal Trade Commission and the United States Department of Justice and (ii) as promptly as reasonably practicable after written notice from Investor, file, make or give, as applicable, all other filings, requests or notices required under any other Antitrust Laws, in each case with respect to the issuance of the

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Warrant Shares (the “Initial Filing Transaction”) (the filings, requests and notices described in the foregoing clauses (i) and (ii), collectively, the “Initial Antitrust Filings”). Investor shall be responsible for payment of all filing fees associated with the HSR Act and any other Antitrust Laws. In addition, following the receipt of the Initial Antitrust Clearance, to the extent required by Applicable Law (including, for the avoidance of doubt, any Antitrust Law) in connection with any further issuance of Warrant Shares (in each case, whether in full or in part), the parties shall file, make or give, as applicable, as promptly as reasonably practicable and advisable (as determined in good faith by Investor after consultation with the Company in accordance with the first sentence of Section 3.1(d)), any further required filings, requests or notices required under any Antitrust Laws, including the HSR Act. Without limiting the generality of the foregoing, each party shall supply as promptly as reasonably practicable to the appropriate Governmental Entities any information and documentary material that may be required pursuant to the HSR Act or any other Antitrust Laws. For purposes of this Agreement, the term “Initial Antitrust Clearance” as of any time means (x) prior to such time, the expiration or termination of the waiting period under the HSR Act and the receipt of all exemptions, authorizations, consents or approvals, the making of all filings and the giving of all notices, and the expiration of all waiting periods, pursuant to any other Antitrust Laws, in each case to the extent required with respect to the Initial Filing Transaction, and (y) the absence at such time of any Applicable Law or Order issued by any court of competent jurisdiction or other legal restraint or prohibition under any Antitrust Law, in each case that has the effect of preventing the consummation of the Initial Filing Transaction. Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, the Warrant Shares shall not be issued unless (i) any applicable waiting period under the HSR Act has expired or been terminated and (ii) no law has been promulgated and no order has been entered by any Governmental Entity of competent jurisdiction that remains in effect and restrains or prohibits the relevant exercise of the Warrant.

(c) Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, and only to the extent required under the Antitrust Laws, each of the parties shall use its commercially reasonable efforts to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Governmental Entity, so as to enable the parties to give effect to the transactions contemplated hereby and by the other Transaction Documents in accordance with the terms hereof and thereof; provided, that notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, nothing in this Section 3.1 shall require, or be construed to require, any party or any of its Affiliates to agree to (and no party or any of its Affiliates shall agree to, without the prior written consent of the other parties): (i) sell, hold separate, divest, discontinue or limit (or any conditions relating to, or changes or restrictions in, the operation of) any assets, businesses or interests of it or its Affiliates (irrespective of whether or not such assets, businesses or interests are related to, are the subject matter of or could be affected by the transactions contemplated by the Transaction Documents); (ii) without limiting clause (i) in any respect, any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests that would reasonably be expected to adversely impact (x) the business of, or the financial, business or strategic benefits of the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses or interests of it or its Affiliates; or (iii) without limiting clause (i) in any respect, any modification or waiver of the terms and conditions of this Agreement or any of the other Transaction Documents that

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would reasonably be expected to adversely impact (x) the business of, or financial, business or strategic benefits of the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses or interests of it or its Affiliates.

(d) Investor shall have the principal responsibility for devising and implementing the strategy (including with respect to the timing of filings) for obtaining any exemptions, authorizations, consents or approvals required under the HSR Act or any other Antitrust Laws in connection with the transactions contemplated hereby and by the other Transaction Documents; provided, however, that Investor shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall antitrust strategy. Each of the parties shall promptly notify the other party of, and if in writing furnish the other with copies of (or, in the case of oral communications, advise the other of), any substantive communication that it or any of its Affiliates receives from any Governmental Entity, whether written or oral, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents and, to the extent reasonably practicable, permit the other party to review in advance any proposed substantive written communication by such party to any Governmental Entity and consider in good faith the other party’s reasonable comments on any such proposed substantive written communications prior to their submission. No party shall, and each party shall cause its Affiliates not to, participate or agree to participate in any substantive meeting or communication with any Governmental Entity in respect of the subject matter of the Transaction Documents, including on a “no names” or hypothetical basis, unless (to the extent practicable) it or they consult with the other party in advance and, to the extent practicable and permitted by such Governmental Entity, give the other party the opportunity to jointly prepare for, attend and participate in such meeting or communication. The parties shall (and shall cause their Affiliates to) coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the matters described in this Section 3.1, including (x) furnishing to each other all information reasonably requested to determine the jurisdictions in which a filing or submission under any Antitrust Law is required or advisable, (y) furnishing to each other all information required for any filing or submission under any Antitrust Law and (z) keeping each other reasonably informed with respect to the status of each exemption, authorization, consent, approval, filing and notice under any Antitrust Law, in each case, in connection with the matters that are the subject of this Agreement or any of the other Transaction Documents. The parties shall provide each other with copies of all substantive correspondence, filings or communications between them or any of their Affiliates or Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents; provided that such material may be redacted as necessary to (1) comply with contractual arrangements, (2) address good faith legal privilege or confidentiality concerns and (3) comply with Applicable Law.

(e) Subject to the other provisions of this Agreement, including in this Section 3.1, in the event that any arbitral, administrative, judicial or analogous action, claim or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or any other party challenging the transactions contemplated hereby or by any of the other Transaction Documents (“Transaction Litigation”), neither party shall be required to contest and resist any

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such Transaction Litigation or to seek to have vacated, lifted, reversed or overturned any judgment, ruling, order, writ, injunction or decree, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation or implementation of the transactions contemplated hereby or by any of the other Transaction Documents. Each party shall keep the other party reasonably informed with respect to any Transaction Litigation unless doing so would reasonably be likely to jeopardize any privilege of such party regarding any such Transaction Litigation (subject to such party using commercially reasonable efforts to, and cooperating in good faith with the other party in, developing and implementing reasonable alternative arrangements to provide such other party with such information). Subject to the immediately preceding sentence, each party shall promptly advise the other party orally and in writing in connection with, and shall consult with each other with respect to, any Transaction Litigation and shall in good faith give consideration to each other’s advice with respect to such Transaction Litigation.

(f) Notwithstanding anything herein to the contrary, from and after the earlier of (i) the exercise of the Warrant in full and (ii) the expiration, termination or cancellation of the Warrant without the Warrant having been exercised in full, no party shall have any further obligations under this Section 3.1; provided, that this Section 3.1(f) shall in no way relieve any party with respect to any breach by such party of this Section 3.1 prior to such time.

3.2 Public Announcements.

(a) Without the other party’s prior written approval, neither party shall (a) refer to its relationship with the other party under this Agreement in commercials, other advertising or publications; (b) use the other Party’s name in promotional materials; or (c) release any press releases or other information releases pertaining to this Agreement. Except as set forth in this Section 3.2, neither party shall be limited in making such filings and providing such disclosures as may be required by Applicable Law or regulation or any rules of any exchange on which the securities of such party are being traded. Notwithstanding any contrary provision of this Agreement or the Confidentiality Agreement, the Company and Investor shall have the right to make disclosures provided for in the communications plan agreed by the Parties (the “Communications Plan”), including an initial press release and filing of a Current Report on Form 8-K, subject to the format, manner, coordination and timing requirements provided in the Communications Plan.

(b) If any announcement or filing is required by Applicable Law, regulation, rules of any securities exchange or valid court order to be made by either party (each, a “Required Disclosure”), prior to making such announcement or filing such party will give prompt written notice (to the extent possible, at least five (5) business days’ notice, unless any Applicable Law, regulation, or rules of any securities exchange requires an announcement or filing within a shorter period of time, in which case the Company will provide notice within that period of time, to the extent possible) to the other party and give such party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information (as defined in the Confidentiality Agreement), including all information about any terms of agreements between the parties hereto, including the Transaction Documents, the status or content of any services, economic milestones, ownership stakes, or other rights, obligations or

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activities pursuant to such agreements, including the existence of such agreements. In the event that no protective order or other remedy is obtained, or the applicable party waives compliance with the terms of this Agreement, the other party shall furnish only that portion of Confidential Information which such party is advised by counsel (in-house or external) is legally required to be disclosed. If and as requested by the other party, the disclosing party shall take all requested actions to request confidential treatment by the Commission and further agrees to review and take into consideration the other party’s opinions on disclosure requirements related to services or the Transaction Documents in good faith. If confidential treatment is requested by a party, the other party will promptly deliver to the requesting party any written correspondence received by it or its representatives from such governmental authority with respect to such confidential treatment request and promptly advise such party of any other material communications between it or its representatives with such governmental authority with respect to such confidential treatment request. Further, if such governmental authority requests any changes to the redactions set forth in any redacted agreements, the applicable party will use commercially reasonable efforts consistent with applicable laws to support the redactions originally filed and not agree to any changes to such redactions without, to the extent practical, first discussing such changes with the other party and taking the other party’s comments into consideration when deciding whether to agree to such changes.

(c) The Company represents that it has been advised by its counsel, based on facts and circumstances currently known to the Company and its counsel, that the agreed public disclosures included in the Communications Plan include all Required Disclosures resulting from the parties hereto entering into this Agreement and the other agreements described in the Communications Plan, and that the agreed public disclosures in the Communications Plan satisfy the public disclosure requirements applicable to the Company.

(d) Notwithstanding anything in Section 8.1 of this Agreement to the contrary, the provisions of Sections 3.2(a) and (b) will survive for so long as the Master Professional Services Agreement and the Master Purchase Agreement have not been terminated.

3.3 Expenses. Unless otherwise provided in any Transaction Document, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

3.4 Tax Treatment. Investor and the Company agree to treat the Warrant Issuance (i) as a closed, taxable transaction occurring on the date of the Warrant Issuance, rather than as an open transaction, for U.S. tax purposes, and (ii) not as a transaction in connection with the performance of services within the meaning of Section 83 of the Code. Neither Investor nor the Company shall take any position for tax purposes that is inconsistent with the foregoing, unless required by Applicable Law.

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Article IV

ADDITIONAL AGREEMENTS

4.1 Acquisition for Investment. Investor acknowledges that the issuance of the Warrant and the Warrant Shares has not been registered under the Securities Act or under any state securities laws. Investor (i) acknowledges that it is acquiring the Warrant and the Warrant Shares pursuant to an exemption from registration under the Securities Act solely for its own account for investment with no present intention to distribute them to any person in violation of the Securities Act or any other applicable state securities laws and that the Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Warrant and the Warrant Shares, (ii) agrees that it shall not (and shall not permit its Affiliates to) sell or otherwise dispose of the Warrant or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable state securities laws, (iii) acknowledges that it has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Warrant Issuance and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of consummating the Warrant Issuance, (iv) acknowledges that it is able to bear the economic risk of the Warrant Issuance and is able to afford a complete loss of such investment and (v) acknowledges that it is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). As of the date hereof, Investor is acquiring the Warrant and the Warrant Shares in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect.

4.2 Legend. Investor agrees that all book-entries representing the Warrant and the Warrant Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A TRANSACTION AGREEMENT, DATED AS OF JULY 29, 2022, BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND FCJI, INC., AN OHIO

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CORPORATION, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

In the event that any Warrant Shares become registered under the Securities Act or the Company is presented with an opinion of counsel reasonably satisfactory, in form and substance, to the Company that the Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new Warrant Shares in book-entry form or by electronic delivery through The Depository Trust Company, which shall not contain such portion of the above legend that is no longer applicable; provided that the holder of such Warrant Shares surrenders to the Company the previously issued certificates or other instruments. The Company’s obligation to remove legends under this Section 4.2 may be conditioned upon Investor providing such representations, agreements and documentation as are reasonably necessary, customarily required or reasonably requested, in connection with the removal of federal securities laws restrictive legends.

4.3 Transfer Restrictions.

(a) Other than solely in the case of a Permitted Transfer, Investor shall not Transfer:

(i) the Warrant at any time;

(ii) any Warrant Shares to any Person that, as of the time of entry into the agreement governing the Transfer is, to the actual knowledge of Investor’s executive officers (with no obligation of inquiry, other than to (i) review the Section 13(d) and Section 13(g) filings made with respect to the Common Stock and (ii) to obtain a written representation from the purchaser to the effect that such purchaser is not the Beneficial Owner of more than 5% of the Common Stock), the Beneficial Owner of more than 5% of the Common Stock; provided that this Section 4.3(a)(ii) shall not apply to any open market sale of Common Stock through a brokerage transaction effected over a United States national securities exchange or any sale of Common Stock pursuant to a bona fide Underwritten Offering; provided, further, that the Company may instruct the underwriter(s) of any such Underwritten Offering to exclude any Person that has filed a Schedule 13D or Schedule 13G with respect to the Common Stock; or

(iii) Warrant Shares representing more than 5% of the outstanding Company Common Stock, as calculated based the Company’s then current public filings, in any single transaction; provided that this Section 4.3(a)(iii) shall not apply to any open market sale of Company Common Stock through a brokerage transaction effected over a United States national securities exchange or any sale of Company Common Stock pursuant to a bona fide Underwritten Offering.

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(b) A “Permitted Transfer” means, in each case so long as such Transfer is in accordance with Applicable Law and the provisions of the Company’s certificate of incorporation and bylaws:

(i) a Transfer of the Warrant to Investor or an Affiliate of Investor, so long as such Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Transferee agrees to be subject to all covenants and agreements of Investor under this Agreement and makes all the representations and warranties and/or acknowledgements set forth in Section 2.3 (although the representation and warranty in Section 2.3(a) shall be made with respect to the applicable jurisdiction of incorporation and to the extent the concept is applicable in that jurisdiction) and Section 4.1;

(ii) a Transfer of the Warrant in connection with an Acquisition Transaction approved by the Board (including if the Board (A) recommends that the Company’s stockholders tender in response to a tender or exchange offer that, if consummated, would constitute an Acquisition Transaction, or (B) does not recommend that the Company’s stockholders reject any such tender or exchange offer within the ten (10) Business Day period specified in Rule 14e-2(a) under the Exchange Act);

(iii) a Transfer of the Warrant if required by, or reasonably necessary in order for, Investor to obtain Governmental Approval for any acquisition (whether direct or indirect, including by way of merger, share exchange, share purchase, consolidation or any similar transaction), provided that such acquisition is not being undertaken by Investor for the purpose of evading or avoiding the transfer restrictions imposed by this Section 4.3;

(iv) a Transfer of shares of Common Stock to the extent required by Section 5.3(a)(vi)(D) or

(v) a Transfer of the Warrant to the extent required under Applicable Law.

(c) Any Transfer or attempted Transfer of the Warrant in violation of this Section 4.3 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register or other books and records of the Company.

Article V

GOVERNANCE

5.1 Information Rights.

(a) During the term of this Agreement, the Company shall prepare and provide, or cause to be prepared and provided, to Investor:

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(i) within ten (10) days after a written request by the Investor, the number of outstanding shares of Common Stock at the end of the most recent fiscal quarter calculated on both an undiluted basis and a fully diluted basis without regard to exercise or conversion prices of derivative securities;

(ii) within the time periods applicable to the Company under Section 13(a) or 15(d) of the Exchange Act, all interim and annual financial statements required to be contained in a filing with the Commission on Forms 10-K and 10-Q; and

(iii) if the Company is at any time not subject to Section 13(a) or 15(d) under the Exchange Act, the information set forth on Schedule 5.1(a);

provided, however, that the requirements of this paragraph (a) shall be deemed to be satisfied to the extent such information is publicly filed on EDGAR within the time periods specified above.

(b) During the term of this Agreement, the Company shall consider and respond in good faith to reasonable requests for information, to the extent already existing or that can be prepared without excessive cost or management time, regarding the Company and its subsidiaries from Investor in its capacity as a stockholder of the Company. Without limiting the generality of the foregoing, the Company and its subsidiaries shall not be required to provide any such information if (i) the Company determines that such information is competitively sensitive, (ii) the Company determines in good faith that providing such information would adversely affect the Company (taking into account the nature of the request and the facts and circumstances at such time) or (iii) providing such information (A) would reasonably be expected to jeopardize an attorney-client privilege or cause a loss of attorney work product protection, (B) would violate a confidentiality obligation to any person or (C) would, based on the advice of counsel, violate any Applicable Law or require that such information would be disclosed for the first time publicly.

(c) In furtherance and not in limitation of the foregoing, during the term of this Agreement, the Company shall, and shall cause its subsidiaries to, use commercially reasonable efforts to prepare and provide, or to cause to be prepared and provided, including, if requested and reasonably available, in electronic data format, to Investor, or to assist Investor with preparing (at the expense of Investor), in a reasonably timely fashion following a request by Investor any (i) financial information or other data relating to the Company and its subsidiaries and (ii) any other relevant information or data, in each case to the extent necessary, as reasonably determined in good faith by Investor for Investor to comply with GAAP or to comply with its reporting, filing, accounting or other obligations under Applicable Law; provided, however, that any requests with respect to tax matters shall be addressed by Section 5.2 and not by this Section 5.1. The Company shall use commercially reasonable efforts to cause its and its subsidiaries’ Representatives (as defined below) to cooperate in good faith with Investor in connection with the foregoing; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall Investor or its Affiliates disclose (including by reflecting such information on their financial statements) any financial information or other financial data provided to Investor pursuant to this Section 5.1 prior to the Company first publicly disclosing such information in its ordinary course of business, other than pursuant to the terms of Section 5.1(d)(i), Section 5.1(d)(ii) or Section 5.1(d)(iv). Investor shall promptly, upon request by the

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Company, reimburse the Company for all reasonable documented out of pocket costs and expenses incurred by the Company or any of its subsidiaries in connection with any actions taken by the Company or any of its subsidiaries pursuant to this Section 5.1(c).

(d) In furtherance of and not in limitation of any other similar agreement Investor or any of its Representatives may have with the Company or its subsidiaries, Investor hereby agrees that all Confidential Information in its possession obtained pursuant to this Section 5.1 with respect to the Company shall be kept confidential by it and shall not be disclosed (including by reflecting such information on its financial statements) or used by it in any manner whatsoever, except as permitted by this Section 5.1(d). For the avoidance of doubt, any confidential information received by either party in connection with the Master Professional Services Agreement shall be governed by the terms of the Master Professional Services Agreement and any confidential information received by either party in connection with the Master Purchase Agreement shall be governed by the terms of the Master Purchase Agreement. Any Confidential Information may be disclosed or used:

(i) by Investor (x) to any of its Affiliates or (y) to its or its Affiliate’s respective directors, managers, officers, employees and authorized Representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) (each of the Persons described in clauses (x) and (y), collectively, for purposes of this Section 5.1(d) and the definition of Confidential Information, “Representatives” of Investor), in each case, solely if and to the extent any such Person needs to be provided such Confidential Information to assist Investor or its Affiliates in evaluating or reviewing its existing investment, or, with respect to the exercise of the Warrant, its prospective investment, in the Company, including in connection with the disposition thereof or voting shares of Common Stock. Each Representative shall be deemed to be bound by the provisions of this Section 5.1(d) and Investor shall be responsible for any breach of this Section 5.1(d) (or such other agreement or obligation, as applicable) by any of its Representatives;

(ii) by Investor or any of its Representatives to the extent the Company consents in writing;

(iii) by Investor or any of its Representatives to a potential Transferee (so long as such Transfer is permitted hereunder); provided, that such Transferee agrees to be bound by the provisions of this Section 5.1(d) (or a confidentiality agreement having restrictions substantially similar to this Section 5.1(d)) and Investor shall be responsible for any breach of this Section 5.1(d) (or such confidentiality agreement) by any such Transferee; or

(iv) by Investor or any of its Representatives to the extent that Investor or such Representative has been advised by its counsel that such disclosure is required to be made by it under Applicable Law or by a Governmental Entity; provided, that prior to making such disclosure, such Person uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the not prohibited by Applicable Law, consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the

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requested disclosure; provided, further, that Investor or such Representative, as the case may be, only discloses that portion of the Confidential Information as is required by the applicable Governmental Entity or as is, based on the advice of its counsel, legally required or compelled; and provided, further, that the parties hereto expressly agree that notwithstanding anything in the Confidentiality Agreement or any other confidentiality agreement between or among the Company, Investor or its Affiliates or Representatives, to the contrary, any Confidential Information that is permitted to be disclosed or used in any manner pursuant to this Agreement can be so disclosed or used. Notwithstanding the foregoing, Investor or its Representatives, as the case may be, may only disclose Confidential Information pursuant to this Section 5.1(d)(iv) if the request or requirement for such disclosure does not arise from, is not in connection with, and/or is not related to, a breach of Section 5.3 hereof.

5.2 Tax Reporting Requirements.

(a) The Company will provide Investor with any information reasonably requested by Investor and within the Company’s possession or that can be provided with the use of commercially reasonable efforts, to allow Investor to comply with Applicable Law related to taxes or to avail itself of any provision of Applicable Law related to taxes. Investor will provide the Company with any information reasonably requested by the Company and within Investor’s possession or that can be provided with the use of commercially reasonable efforts, to allow the Company to comply with Applicable Law related to taxes or to avail itself of any provision of Applicable Law related to taxes.

(b) The Company shall maintain its status as a domestic corporation for U.S. Federal income tax purposes.

5.3 Standstill Provisions.

(a) Investor, on behalf of itself and its Affiliates, agrees that from the date of this Agreement until an Investor Standstill Termination Event (such period, the “Standstill Period”), without the prior written approval of the Board, Investor and its Affiliates shall not, directly or indirectly:

(i) acquire, agree to acquire, propose or offer to acquire, by purchase or otherwise, Equity Securities or Derivative Instruments or debt securities of the Company, other than:

(A) Warrant Shares acquired by Investor in accordance with this Agreement;

(B) as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving Equity Securities of the Company; or

(C) pursuant to and in accordance with Section 4.3(b)(i);

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(ii) make, or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) (whether or not relating to the election or removal of directors) to vote any Voting Securities;

(iii) call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company;

(iv) nominate or seek to nominate any person to the Board;

(v) deposit any Voting Securities in a voting trust or similar contract or agreement or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any Voting Securities (in each case, other than to the Company or a Person specified by the Company in a proxy card (paper or electronic) provided to stockholders of the Company by or on behalf of the Company);

(vi) make any public announcement with respect to, enter, agree to enter, propose or offer to enter into any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the securities of the Company or any of its subsidiaries, or purchase of a material portion of the assets, properties or Equity Securities of the Company, other than such transactions involving Equity Securities as follows:

(A) Warrant Shares acquired by Investor in accordance with this Agreement;

(B) as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving Equity Securities of the Company, or any other transaction in accordance with the Warrant;

(C) pursuant to and in accordance with Section 4.3(b)(i); or

(D) Equity Securities of the Company held by a Person acquired by Investor or its Affiliates; provided that such Equity Securities of the Company were acquired by such acquired Person prior to it entering into an agreement with Investor to be acquired and not in contemplation of, or in connection with, Investor’s acquisition of such Person.

(vii) take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the events described above;

(viii) enter into any agreements or arrangements with any other Persons in connection with the foregoing; or

(ix) form, join or in any way participate in a Group (other than with its subsidiary that is bound by the restrictions of this Section 5.3(a) or a Group that consists

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solely of Investor and/or any of its Affiliates), with respect to any Voting Securities or otherwise in connection with any of the foregoing.

For the avoidance of doubt, this Section 5.3 shall not prohibit Investor from exercising any rights or taking any action under Section 5.4, the Master Professional Services Agreement or the Master Purchase Agreement, or any other commercial agreement among Investor, Company and/or their respective Affiliates, and any act of any employees, officers, directors, or other agents and representatives of Investor or any of its Affiliates shall not violate this Section 5.3 if such act is not approved or directed by Investor or its Affiliates or otherwise intended to constitute an act on behalf of Investor or any of its Affiliates.

(b) Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, including Section 5.3(a) hereof, Investor shall not be prohibited or restricted from making and submitting to the Company and/or the Board, any Acquisition Proposal that is not intended to require the Company to disclose such proposal, or any confidential request for the Company and/or the Board to waive, amend or provide a release of any provision of this Section 5.3 (whether or not in connection with such Acquisition Proposal); provided that any such Acquisition Proposal and/or confidential request shall by its terms terminate if it is publicly disclosed or announced by Investor (except in the event that such public disclosure is required by Applicable Law) without the prior approval of the Board. If the Company (through the Board or otherwise) shall have commenced a process to solicit Acquisition Proposals from third parties, then the Company will promptly notify Investor of such determination and any information provided to Investor in connection with such notice, including, without limitation, the fact that the Company has provided such notice to Investor, shall be kept confidential by Investor, except to the extent information is permitted to be disclosed or used by Section 5.1(d).

(c) Notwithstanding anything to the contrary herein, the provisions of this Section 5.3 shall become void and of no further force and effect upon (i) the public announcement by the Company that it has entered into a definitive agreement with a Person other than Investor or any of its Affiliates for a transaction involving a Business Combination or (ii) if any Person other than Investor or any of its Affiliates commences a tender or exchange offer which, if consummated, would constitute a Business Combination; provided, however, that with respect to clauses (i) and (ii) of this sentence, Investor shall not have materially breached any of the provisions of this Section 5.3.

(d) An “Investor Standstill Termination Event” shall be deemed to occur on the earlier of (i) the five-year anniversary of this Agreement and (ii) the date that the Investor, or any permitted transferee thereof, exercises the Warrant in its entirety.

5.4 Voting Obligation. At all times during the Standstill Period, Investor shall be entitled to vote (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) the shares of Common Stock owned by it or its Affiliates or over which it or its Affiliates have the ability to vote, up to 4.9% of the Company’s outstanding shares of Common Stock (the “Voting

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Threshold”), in its sole and absolute discretion; provided that if at any time Investor and its Affiliates collectively have the ability to vote more than 4.9% of the Company’s outstanding shares of Common Stock, then in connection with each meeting of the Company’s stockholders Investor shall cause all of the shares of Common Stock in excess of the Voting Threshold owned by it or any of its Affiliates or over which it or any of its Affiliates have the ability to vote to be present for purposes of determining quorum at such meeting. At all times during the Standstill Period, Investor shall cause the shares of Common Stock owned by it or any of its Affiliates or over which it or any of its Affiliates have the ability to vote in excess of the Voting Threshold to be voted (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) in accordance with the recommendation of the Board, including without limitation, in favor of all those persons nominated to serve as directors of the Company by the Board or its Nominating and Governance Committee. For the avoidance of doubt, nothing in this Section 5.4 shall in any way limit or restrict or require Investor to vote or appear to vote up to 4.9% of the Common Stock and notwithstanding the requirements of this Section 5.4, Investor’s voting rights for amounts in excess of the Voting Threshold shall not be restricted or limited in any way with respect to matters with any bearing on its commercial interests or the interests of any of its Affiliates, as determined in the sole discretion of Investor.

5.5 Survival. Notwithstanding anything in this Agreement, this Article V (other than Section 5.3) shall survive termination of this Agreement pursuant to Section 8.1, and will continue until the date that the Beneficial Ownership of Investor and its Affiliates, in the aggregate, of the Common Stock is less than two percent (2%), on a “fully diluted basis”; provided, that Section 5.2 shall survive with respect to the taxable year in which such date occurs, and further provided that this Article V shall again become applicable and continue to survive if the Beneficial Ownership of Investor and its Affiliates, in the aggregate, of the Common Stock is equal to or more than two percent (2%), on a “fully diluted basis,” as a result of the issuance of additional Warrant Shares.

Article VI

REGISTRATION

6.1 Demand Registrations.

(a) Subject to the terms and conditions hereof, solely during any period that begins on or after January 28, 2023 and during which the Company is then ineligible under Applicable Law to register Registrable Securities on a registration statement on Form S-3 or any successor form thereto (“Form S-3”), or during which the Company is so eligible but has failed to comply with its obligations under Section 6.2, any Demand Shareholders (“Requesting Shareholders”) shall be entitled to make no more than three (3) written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Shareholders that equals or is greater than the Registrable Amount (a “Demand Registration” and such registration statement, a “Demand Registration Statement”). Thereupon, the Company shall, subject to the terms of this Agreement,

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use commercially reasonable efforts to file the registration statement no later than 30 days after receipt of a Demand and shall use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii) all other Registrable Securities which the Company has been requested to register pursuant to Section 6.1(b), but subject to Section 6.1(g); and

(iii) all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 6.1, but subject to Section 6.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Common Stock, if any, to be so registered.

(b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within five (5) days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within five (5) days after the Company’s notice required by this paragraph has been given, provided that if such five (5) day period ends on a day that is not a Business Day, such period shall be deemed to end on the next succeeding Business Day. Each such written request shall comply with the requirements of a Demand as set forth in this Section 6.1(b).

(c) A Demand Registration shall not be deemed to have been effected (i) unless the Demand Registration Statement with respect thereto has become effective and has remained effective for a period of at least one hundred five (105) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold or otherwise disposed of thereunder (provided, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred five (105) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Entity, other than by reason of any act or omission by the applicable Selling Shareholders.

(d) Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Shareholders.

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(e) The Company shall not be obligated to (i) subject to Section 6.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration for a period longer than one hundred five (105) days or (ii) effect any Demand Registration (A) within ninety (90) days of the completion of any other Demand Registration, (B) while the Company is in the process of undertaking any Underwritten Offering by the Company, (C) within ninety (90) days of the completion of any other Underwritten Offering by the Company or any shorter period during which the Company has agreed not to effect a registration or public offering of securities (in each case only to the extent that the Company has undertaken contractually to the underwriters of such Underwritten Offering not to effect any registration or public offering of securities), (D) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of the Company or any other Person; provided, that the Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(f) The Company shall be entitled to (i) postpone (upon written notice to the Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration, (ii) cause any Demand Registration Statement to be withdrawn and its effectiveness terminated and (iii) suspend the use of the prospectus forming the part of any registration statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by the Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that, subject to Applicable Law, it shall keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed in writing by the Company, will deliver to the Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(g) If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in

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such Demand Registration by the Demand Shareholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Shareholders on the basis of the number of such Registrable Securities requested to be included by such Demand Shareholders; and (ii) second, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

(h) Any time that a Demand Registration involves an Underwritten Offering by the Requesting Shareholders, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

6.2 Shelf Registration Statement.

(a) Subject to the terms and conditions hereof, and further subject to the availability of Form S-3 to the Company, the Company shall file as soon as reasonably practicable, and in any case, within 30 days of the later of the date of this Agreement and the date that the Company is eligible to register Registrable Securities on a registration statement on Form S-3, and use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of an amount of Registrable Securities equal to the Warrant Shares (the “Shelf Registration Statement”). With respect to such Shelf Registration Statement, the Investor shall be deemed to be the Demand Shareholder. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto. If registering a number of Registrable Securities, the Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company may also amend an existing registration statement on Form S-3, including by post-effective amendment, in order to fulfill its obligations hereunder. Notwithstanding the foregoing, the Company will not file a Shelf Registration Statement if it receives a request from Investor in writing prior to filing the same requesting that the Company not file the Shelf Registration Statement. The Company will thereafter not be required to file the Shelf Registration Statement until the Company receives a written request from Investor, in which case the Company will proceed to file the Shelf Registration Statement as soon as reasonably practicable and subject to the terms of this Agreement.

(b) Subject to Section 6.2(d), the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold

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thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by the Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that it shall, subject to Applicable Law, keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed in writing by the Company, will deliver to the Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(d) After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) At any time that a Shelf Registration Statement is effective, if any Demand Shareholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all of part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering.

Such proposing Demand Shareholder(s) shall also deliver the Take-Down Notice to all other Demand Shareholders included on the Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in

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the Shelf Offering if such holder notifies the proposing Demand Shareholder(s) and the Company within two (2) Business Days after delivery of the Take-Down Notice to such holder.

If the lead managing underwriter(s) advises the Company and the proposing Demand Shareholder(s) that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Shelf Offering would materially and adversely affect the success thereof, then there shall be included in such Shelf Offering only such securities as the proposing Demand Shareholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 6.1(g). Except as otherwise expressly specified in this Section 6.2, any Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article VI as would be applicable to a Demand Registration (i.e., as if such Shelf Offering were a Demand Registration), including Section 6.1(e)(ii) and Section 6.1(g).

(f) Any time that a Shelf Offering involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

6.3 Withdrawal Rights. Any holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Shareholder seeking to register Registrable Securities notice to such effect and, within five (5) days following the mailing of such notice, such Demand Shareholder still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof.

6.4 Holdback Agreements.

(a) Investor shall enter into customary agreements restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with

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respect to an applicable Underwritten Offering in which Investor participates during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made. The Company shall not include Registrable Securities of any other Demand Shareholder in such an Underwritten Offering unless such other Demand Shareholder enters into a customary agreement restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) if requested by the lead managing underwriter(s).

(b) If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not affect any sale or distribution of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account, within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with the Company), after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

6.5 Registration Procedures.

(a) If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 6.1 or Section 6.2, the Company shall as expeditiously as reasonably practicable:

(i) prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article VI; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers,

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accountants and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Demand Registration to which the holders of a majority of Registrable Securities held by the Requesting Shareholder(s), their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Applicable Law;

(ii) except in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article VI, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii) in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply in all material respects with the provision of the Securities Act with respect to the disposition of the Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities held by the Demand Shareholders cease to be Registrable Securities;

(iv) if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 6.5(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with Applicable Law;

(v) furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;

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(vi) use commercially reasonable efforts to register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (vi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vii) use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Common Stock) to be listed on each securities exchange on which shares of Common Stock are then listed;

(viii) use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix) enter into such agreements (including an underwriting agreement) in form, scope and substance as is customary in underwritten offerings of shares of Common Stock by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 6.8, except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made

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pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(x) in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi) make available for inspection by the Selling Shareholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or Representative retained in connection with such offering by such Selling Shareholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Representative, underwriter, attorney, agent or accountant in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this Section 6.5(a)(xi) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Shareholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Entity, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii) as promptly as practicable notify in writing the Selling Shareholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or

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post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and (E) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 6.5(a)(vi), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv) cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the issuance of securities sold under any registration statement in book entry form (which shall not bear any restrictive legends unless required under Applicable Law) and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request;

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(xv) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvi) have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, however, that the scheduling of any such “road shows” and other meetings shall not unduly interfere with the normal operations of the business of the Company; and

(xvii) (take all other actions reasonably requested by Investor or the lead managing underwriter(s) to effect the intent of this Agreement.

(b) The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c) Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 6.5(a)(xii), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.5(a)(xii), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 6.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d) With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(i) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

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(iii) furnish to any holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

6.6 Registration Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by Investor will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions for underwriters’, brokers’ and dealers’ engaged by or consented to by Investor and transfer taxes applicable to Warrant Shares sold for the account of an Investor will be borne by such Investor. Registration Expenses shall mean: “all fees and expenses incident to the Company’s performance of its obligations with respect to any single registration of securities under this Article VI, including (a) all registration and filing fees, including, but not limited to, (i) all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121, except in the event that Requesting Shareholders select the underwriters) and (ii) all fees and expenses of compliance with state and other non-federal securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6.5(a)(vi)) up to $20,000, (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by Investor) and copying expenses, (c) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) (d) the reasonable fees and expenses of one legal counsel selected by the majority in interest of the Demand Shareholders (not to exceed in the aggregate $50,000 without the consent of the Company); (e) in the event that both the Company and an Investor are jointly participating in the same Underwritten Offering, (i) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Investors) and (ii) any fees and disbursements of underwriters customarily paid by the issuers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (f) any other fees and disbursements customarily paid by the issuers of securities in connection with registration of securities.” In connection with the Company’s performance of its obligations under this Article VI, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded.

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6.7 Miscellaneous. Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.

6.8 Registration Indemnification.

(a) The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, stockholders, employees, managers and partners and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the officers, directors, members, stockholders, employees, managers and partners of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, offering circular, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 6.8(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, stockholders, employees, managers and partners and each such Person who controls each such Selling Shareholder and the officers, directors, members, stockholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any Selling Shareholder expressly for use therein.

(b) In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify the Company, its directors, officers and employees, and each Person who

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controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 6.8(b)) will reimburse the Company, its directors, officers and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 6.8(b) for amounts in excess of the gross proceeds (after deducting any underwriting discount or commission) received by such holder in the offering giving rise to such liability.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves, or is reasonably likely to have an effect beyond, the scope of matters that are subject to indemnification pursuant to this Section 6.8, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for

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all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e) The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement and all cessation of rights set forth in Section 6.10.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the amount received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

6.9 Free Writing Prospectuses. Investor shall not use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities pursuant to this Article VI without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, Investor may use any free writing prospectus prepared and distributed by the Company.

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6.10 Termination of Registration Rights. The rights granted pursuant to this Article VI shall terminate, as to any holder of Registrable Securities on the date the Company is acquired in a transaction approved by the Company’s Board (including, without limitation, through a merger, consolidation, stock purchase, or sale of all or substantially all of the Company’s assets) or the earlier to occur of (a) the date on which all Registrable Securities held by such holder have been disposed; (b) the date on which all Registrable Securities held by such holder may be sold without registration in compliance with Rule 144 without regard to volume limitations or other restrictions on transfer thereunder.

Article VII

DEFINITIONS

7.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Acquisition Proposal” means any proposal, offer, inquiry, indication of interest or expression of intent (whether binding or non-binding, and whether communicated to the Company, the Board or publicly announced to the Company’s stockholders or otherwise) by any Person or Group relating to an Acquisition Transaction.

“Acquisition Transaction” means (a) any transaction or series of related transactions as a result of which any Person or Group (excluding Investor or any of its Affiliates) becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company, (b) any transaction or series of related transactions in which the stockholders of the Company immediately prior to such transaction or series of related transactions cease to beneficially own, directly or indirectly, at least 50% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company; provided that this clause (b) shall not apply if such transaction or series of related transactions is an acquisition by the Company effected, in whole or in part, through the issuance of Equity Securities of the Company, (c) any merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving the Company, as a result of which at least 50% ownership of the Company is transferred to another Person or Group (excluding Investor or any of its Affiliates), or (d) individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board.

“Affiliate” means, with respect to any person, any other person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of Investor or any of its subsidiaries (and vice versa).

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational or SRO statute, law, ordinance, secondary and

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subordinate legislation, directives, rule (including rules of common law), regulation, ordinance, treaty, Order, permit, authorization or other requirement applicable to such Person, its assets, properties, operations or business.

“Anti-Takeover Provisions” means the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder, or similar Applicable Law and any potentially applicable provision of the Company’s certificate of incorporation or bylaws.

“Antitrust Laws” has the meaning set forth in Section 2.2(d)(iii).

“Bankruptcy Exceptions” has the meaning set forth in Section 2.2(d)(i).

“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance pursuant to the Warrant. Solely for purposes of the standstill provisions set forth in Section 5.3 (and for the avoidance of doubt, not for purposes of the Exchange Act), immediately following the issuance of the Warrant, Investor and its Affiliates will be treated as having Beneficial Ownership of all of the Warrant Shares.

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy or similar policy of the Company then in effect and (ii) in the event that the Company determines in good faith that a registration of securities would (x) reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or (y) require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of the shorter of the ending of the condition creating a Blackout Period and up to ninety (90) days; provided, that a Blackout Period described in this clause (ii) may not occur more than once in any period of six (6) consecutive months.

“Board” means the Board of Directors of the Company.

“Business Combination” means a transaction described in any of clauses (a), (b) or (c) of the definition of Acquisition Transaction.

“Business Day” has the meaning set forth in Section 1.3.

“Chosen Courts” has the meaning set forth in Section 8.5.

“Closing” has the meaning set forth in Section 1.2.

“Code” means the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto).

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“Commission” has the meaning set forth in Section 2.1(b).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of Investor or its Representatives from the Company, its Affiliates or their respective Representatives, through the Beneficial Ownership of Equity Securities or through the rights granted pursuant hereto, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by Investor, its Affiliates or their respective Representatives, (ii) was or becomes available to Investor, its Affiliates or their respective Representatives from a source other than the Company, its Affiliates or their respective Representatives, provided, that the source thereof is not known by Investor or such of its Affiliates or their respective Representatives to be bound by an obligation of confidentiality, or (iii) is independently developed by Investor, its Affiliates or their respective Representatives without the use of any such information that would otherwise be Confidential Information hereunder. Subject to clauses (i)-(iii) above, Confidential Information also includes (a) all non-public information previously provided by the Company, its Affiliates or their respective Representatives under the provisions of the Confidentiality Agreement, including all information, documents and reports referred to thereunder, (b) subject to any disclosures permitted by Section 3.2, all non-public understandings, agreements and other arrangements between and among the Company and Investor, and (c) all other non-public information received from, or otherwise relating to, the Company or its subsidiaries.

“Confidentiality Agreement” means the Mutual Non-Disclosure Agreement, executed March 30, 2021, by and between FedEx Express Corporation, an Affiliate of Investor and the Company, as amended.

“Continuing Directors” means the directors of the Company on the date hereof and each other director if, in each case, such other director’s nomination for election to the Board is recommended by more than 50% of the Continuing Directors or more than 50% of the members of the Nominating and Governance Committee of the Board that are Continuing Directors.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” shall be construed accordingly.

“conversion” has the meaning set forth in the definition of Equity Securities.

“convertible securities” has the meaning set forth in the definition of Equity Securities.

“Demand” has the meaning set forth in Section 6.1(a).

“Demand Registration” has the meaning set forth in Section 6.1(a).

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“Demand Registration Statement” has the meaning set forth in Section 6.1(a).

“Demand Shareholder” means Investor or any Affiliate of Investor, in either case that holds Registrable Securities.

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) other transactions hedge the economic effect of such interest.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company concurrently with the execution and delivery of this Agreement.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto.

“Effect” has the meaning set forth in Section 2.1(a).

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “convertible securities” and any conversion, exchange or exercise of any convertible securities, a “conversion”).

“Exchange Act” has the meaning set forth in Section 2.1(b).

“Exercise Approval” has the meaning set forth in Section 2.3(b)(i).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” has the meaning set forth in Section 6.1(a).

“Free Writing Prospectus” has the meaning set forth in Section 6.5(a)(v).

“fully diluted basis” means as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange or conversion of all then outstanding convertible securities, options, rights, and warrants of the Company, including, for the avoidance of doubt, as of the date of this Agreement, the Warrant Shares.

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“GAAP” has the meaning set forth in Section 2.1(a).

“Governmental Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Entity, the giving of notice to or registration with any Governmental Entity or any other action in respect of any Governmental Entity.

“Governmental Entity” has the meaning set forth in Section 2.2(d)(iii).

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Initial Antitrust Clearance” has the meaning set forth in Section 3.1(b).

“Initial Antitrust Filings” has the meaning set forth in Section 3.1(b).

“Initial Filing Transaction” has the meaning set forth in Section 3.1(b).

“Initial Press Release” has the meaning set forth in Section 3.2(a).

“Inspectors” has the meaning set forth in Section 6.5(a)(xi).

“Investor” has the meaning set forth in the preamble.

“Losses” has the meaning set forth in Section 6.8(a).

“Master Professional Services Agreement” has the meaning set forth in the recitals.

“Master Purchase Agreement” has the meaning set forth in the recitals.

“Material Adverse Effect” has the meaning set forth in Section 2.1(a).

“Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award issued by any Governmental Entity.

“Permitted Transfers” has the meaning set forth in Section 4.3(b).

“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located) or other entity, organization or unincorporated association, including any Governmental Entity.

“Previously Disclosed” has the meaning set forth in Section 2.1(b).

“Records” has the meaning set forth in Section 6.5(a)(xi).

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“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $10 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by the applicable Requesting Shareholder(s); provided, that such lesser amount shall have an aggregate value of at least $3 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.

“Registrable Securities” means any and all (i) Warrant or Warrant Shares, (ii) other stock or securities that Investor or its Affiliates may be entitled to receive, or will have received, pursuant to its ownership of the Warrant or Warrant Shares, in lieu of or in addition to shares of Common Stock, (iii) Equity Securities received in accordance with Section 5.3(a)(vi)(D), and (iv) Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i), (ii) or (iii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering therein, or (y) may be sold pursuant to Rule 144 without regard to volume limitations or other restrictions on transfer thereunder. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Representatives” has the meaning set forth in Section 5.1(d)(i).

“Requested Information” has the meaning set forth in Section 6.7.

“Requesting Shareholders” has the meaning set forth in Section 6.1(a).

“SEC Reports” has the meaning set forth in Section 2.1(b).

“Securities Act” has the meaning set forth in Section 1.2.

“Selling Shareholders” has the meaning set forth in Section 6.5(a)(i).

“Shelf Offering” has the meaning set forth in Section 6.3(f).

“Shelf Registration Statement” has the meaning set forth in Section 6.3(a).

“SOX” has the meaning set forth in Section 2.2(e)(v).

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“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange or contract market or (iii) other securities exchange.

“Standstill Period” has the meaning set forth in Section 5.3.

“subsidiary” means, with respect to such person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such person or any other subsidiary of such person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries, or (iii) at least fifty percent (50%) of the equity interests or which are is directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries.

“Take-Down Notice” has the meaning set forth in Section 6.2(e).

“Transaction Documents” has the meaning set forth in Section 2.1(b).

“Transaction Litigation” has the meaning set forth in Section 3.1(e).

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Voting Securities” means shares of Common Stock of the Company and any other securities of the Company entitled to vote generally in the election of directors of the Company.

“Voting Threshold” has the meaning set forth in Section 5.4.

“Warrant” has the meaning set forth in Section 1.1.

“Warrant Issuance” has the meaning set forth in Section 1.1.

“Warrant Shares” has the meaning set forth in Section 1.1.

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Article VIII

MISCELLANEOUS

8.1 Termination of This Agreement; Other Triggers.

(a) This Agreement may be terminated at any time:

(i) with the prior written consent of each of Investor and the Company; or

(ii) if the Initial Antitrust Clearance shall not have been obtained on or prior to the date that is six months after the latest date of the Initial Antitrust Filings, by Investor, provided that Investor may not exercise the termination right pursuant to this Section 8.1(a)(ii) if a breach by Investor of any obligation, representation or warranty under this Agreement has been the cause of, or resulted in, the failure of the Initial Antitrust Clearance to have been obtained on or prior to the date that is six months after the latest date of the Initial Antitrust Filings.

(b) In the event of termination of this Agreement as provided in this Section 8.1, this Agreement (other than Section 1.3 (Interpretation), Section 3.2 (Public Announcements), Section 3.3 (Expenses), Section 4.1 (Acquisition for Investment) (to the extent any Warrant Shares have been issued prior to termination), Section 4.2 (Legend) (to the extent any Warrant Shares have been issued prior to termination), Article V (Governance) and this Article VIII, each of which shall survive any termination of this Agreement) shall forthwith become void and there shall be no liability on the part of any party, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

(c) Without affecting in any manner any prior exercise of the Warrant, in the event of termination of this Agreement as provided in this Section 8.1, the unvested portion of the Warrant shall be canceled and terminated and shall forthwith become void and the Company shall have no subsequent obligation to issue, and the Warrantholder (as defined in the Warrant) shall have no subsequent right to acquire, any Warrant Shares pursuant to such canceled portion of the Warrant. For the avoidance of doubt, the Warrant shall remain in full force and effect with respect to the vested portion thereof, and nothing in this Section 8.1 shall affect the ability of the Investor to exercise such vested portion of the Warrant following termination of this Agreement.

8.2 Amendment. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized officer of each party.

8.3 Waiver of Conditions. The conditions to any party’s obligation to consummate any transaction contemplated herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Applicable Law. No waiver shall be effective unless it is in writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

8.4 Counterparts. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such

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counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be transmitted electronically by “pdf” file and such pdf files shall be deemed as sufficient as if actual signature pages had been delivered.

8.5 Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties (a) expressly submits to the personal jurisdiction and venue of the United States District Court for the District of Delaware or any Delaware State court sitting in the City of Wilmington, Delaware and appellate courts having jurisdiction of appeals from any of the foregoing (the “Chosen Courts”), in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum, and (c) agrees that it shall not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 8.6, such service to become effective 10 days after such mailing. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air courier, one Business Day after mailing, (c) if sent by email, with a copy mailed on the same day in the manner provided in clauses (a) or (b) of this Section 8.6 when transmitted and receipt is confirmed, or (d) if otherwise actually personally delivered, when delivered. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

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If to the Company, to:

Name: Berkshire Grey, Inc.
Address: 140 South Road

Bedford, MA 01730

Email: Attn: Mark Fidler, Chief Financial Officer

with a copy to (which copy alone shall not constitute notice):

Name: Goodwin Procter LLP
Address: 100 Northern Avenue

Boston, Massachusetts 02210

Email:
Attn: Mark S. Opper, Esq.

if to Investor, to:

Name: FCJI, Inc.

Address: 942 S. Shady Grove Rd.

Memphis, TN 38120

Email:

Attn: Clement E. Klank III, Secretary and Vice President

8.7 Entire Agreement, Etc. This Agreement (including the Schedules, Exhibits and Annexes hereto) and the other Transaction Documents, the Master Professional Services Agreement, the Master Purchase Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. No party shall take, or cause to be taken, including by entering into agreements or other arrangements with provisions or obligations that conflict, or purport to conflict, with the terms of the Transaction Documents or any of the transactions contemplated thereby, any action with either an intent or effect of impairing any such other person’s rights under any of the Transaction Documents.

8.8 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except that Investor may transfer or assign, in whole or from time to time in part, to one or more of its direct or indirect wholly owned subsidiaries or entities under common control with it, its rights and/or obligations under this Agreement, but any such transfer or assignment shall not relieve Investor of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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8.9 Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

8.10 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties (and any person to which an assignment is made in accordance with this Agreement) any benefits, rights, or remedies.

8.11 Specific Performance. The parties agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

* * *

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

BERKSHIRE GREY, INC.

By: /s/ Tom Wagner
Name: Tom Wagner
Title: CEO

FCJI, Inc.

By: /s/ Trampas T. Grunter
Name: Trampas T. Grunter
Title: President

LA_LAN01:309971.7

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Schedule 5.1(a)

Basic Financial Information and Reporting.

A. As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company shall furnish Investor with a balance sheet and equity capitalization table of the Company, as of the end of such fiscal year, a statement of income, a statement of stockholders’ equity, and a statement of cash flows of the Company and accompanying notes to the financial statements, for such year, all audited and prepared in accordance with GAAP consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by an audit report and opinion thereon by independent public accountants of national standing selected by the Board.

B. The Company shall furnish Investor as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet and equity capitalization table of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. In order to facilitate Investor’s compliance with its public reporting requirements, the Company shall deliver the financial statements described in this Schedule 5.1(a) to Investor, together with a certification that, to the Company’s knowledge, (i) such interim financial statements are fairly stated, in all material respects, in accordance with GAAP for the periods presented, applied on the same basis as the Company’s audited financial statements as of and for the most recent fiscal year end, and reflect all adjustments necessary for a fair presentation of the interim financial statements, subject to the exceptions noted on an exhibit to such certification and (ii) that the Company has made available to Investor the information required by Section 5.1 of this Agreement. In addition, to facilitate Investor’s compliance with its public reporting requirements, the Company shall engage a nationally recognized accounting firm (the “Auditor”) to perform quarterly review procedures that result in the issuance of an independent accountant’s review report on the Company’s quarterly and year-to-date balance sheet and statement of operations for the periods ending March 31, June 30 and September 30; which reports shall be delivered within 45 days after the end of the quarter for with the report pertains. In order to facilitate Investor’s compliance with its public reporting requirements, the Company’s chief financial officer and chief accounting officer shall participate in one or more teleconferences with Representatives of Investor each quarter to review the financial statements previously delivered and discuss significant transactions reflected for the period of the financial statements.

C. All financial information required under clauses (A) and (B) above shall consist of consolidated financial statements (consolidating the Company and its subsidiaries) unless GAAP provides otherwise.

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ANNEX A

Form of Warrant

[Attached]

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